EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES
FIRST QUARTER 2012 RESULTS

•	First Quarter net income of $0.8 Million
•	Book Value per Class A Common Share of $0.61
•	MBS Portfolio Remains 100% Invested in Agency MBS
•	Company to Discuss Results on Tuesday, May 8, 2012, at 9:00 AM ET

VERO BEACH, Fla. (May 4, 2012) - Bimini Capital Management, Inc. (OTCBB:BMNM) ("Bimini Capital" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2012.  The Company reported a net income of $0.8 million for the three month period ended March 31, 2012, compared with a net loss of $0.5 million for the three month period ended March 31, 2011.

Details of First Quarter 2012 Results of Operations

The Company's first quarter net income of $0.8 million included net interest income of $0.9 million, losses on trading securities and Eurodollar futures of $0.5 million (which includes non-cash portfolio mark to market losses, realized losses on securities sold and losses on funding hedges), a mark to market gain on the retained interests of our former mortgage company of $1.7 million, audit, legal and other professional fees of $0.4 million, compensation and related benefits of $0.4 million, and other operating, general and administrative expenses of $0.5 million. During the first quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $10.2 million, resulting in realized losses of $0.03 million (based on security prices from December 31, 2011).

Details of the MBS Portfolio Performance

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.  As of December 31, 2011, approximately 31% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) were deployed in the PT MBS portfolio.  At March 31, 2012, the allocation to the PT MBS had increased to approximately 43%.  The allocation of capital from the structured MBS sub-portfolio to the PT MBS sub-portfolio is the reason for the overall growth in the combined portfolio, as the PT MBS sub-portfolio employs leverage via repurchase agreement funding.

The tables below detail the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.  During the first quarter, purchases of $45.1 million, net of sales of $8.4 million and pay-downs of $2.8 million, increased the PT MBS portfolio by approximately $33.9 million.  The change was facilitated by moving approximately $3.1 million of capital from the structured securities portfolio and available cash to the PT MBS portfolio.  Capital allocated to the structured MBS portfolio was reduced by $3.5 million primarily by redeploying cash flows received of $2.2 million and net sales of $0.9 million into the PT portfolio.
The market was again impacted by fears that the Federal government would continue to seek ways to stimulate the housing market and the broader economy by implementing government supported refinancing programs.  Also, the Federal Reserve has not materially altered their outlook for growth in the U.S. economy and their outlook for interest rates going forward.  The Federal Reserve continues to anticipate short-term interest rates to be at or near current levels through the end of 2014.  These statements were partially off-set by improving economic data in the U.S., but also more dire developments in Europe related to sovereign debt risk.

The second table below presents the return on invested capital for each sub-portfolio for the three month period ended March 31, 2012.  Returns for the PT MBS portfolio reflect the fact capital allocated increased appreciably over the period, resulting in the net interest income appearing large in relation to the beginning of the period capital amount.  Otherwise, realized and unrealized gains and losses offset the funding hedge mark to market loss. The return on invested capital in the PT MBS portfolio was approximately 8.6% for the quarter.  The return on invested capital for the structured MBS portfolio was approximately 0.4%.  The return was negatively impacted by negative mark-to-market adjustments and lower realized yields, particularly in the IO sub-portfolio.  Expectations that similar relative performance between the PT and structured MBS portfolios would persist was the motivation behind the shift in capital allocation.  The combined portfolio generated a return on invested capital of approximately 2.9%.

Portfolio Activity for the Quarter:

	Pass-Through Portfolio	Structured Security Portfolio:			Total
		Interest Only Securities	Inverse Interest Only Securities	Sub-total

Market Value - December 31, 2011	$73,064,201	$7,074,214	11,003,838	18,078,053	$91,142,254
Securities Purchased	$45,066,805	-	894,548	894,548	45,961,353
Securities Sold	$(8,412,877)	-	(1,782,911)	(1,782,911)	(10,195,788)
Gain/Loss on Sale	$3,029	-	(30,690)	(30,690)	(27,661)
Return of Investment	n/a	(948,543)	(1,224,671)	(2,173,214)	(2,173,214)
Pay-downs	$(2,831,212)	n/a	n/a	n/a	(2,831,212)
Premium Lost Due to Pay-downs	$(178,748)	n/a	n/a	n/a	(178,748)
Mark to Market	$276,737	(111,857)	(255,422)	(367,279)	(90,542)
Market Value - March 31, 2012	$106,987,935	6,013,744	8,604,763	14,618,507	121,606,442

Returns on Invested Capital:

	Pass-Through Portfolio	Structured Security Portfolio:			Total
		Interest Only Securities	Inverse Interest Only Securities	Sub-total

Capital Allocation - December 31, 2011*	$8,150,530	7,074,214	11,003,838	18,078,052	26,228,582
Market Value at December 31, 2011	$73,064,201	$7,074,214	11,003,838	18,078,052	$91,142,253
Repurchase Agreement Obligations	$69,528,000	-	-	-	69,528,000
Returns for the Quarter:
Income (net of repo cost)	$701,019	14,416	450,071	464,487	1,165,506
Realized and unrealized gains & losses	$101,018	(111,857)	(286,112)	(397,969)	(296,951)
Hedge gains/(losses)**	$(100,125)	-	-	-	(100,125)
	$701,912	(97,441)	163,959	66,518	768,430

Return on Invested Capital for the Quarter (Not annualized)	8.6%	-1.4%	1.5%	0.4%	2.9%

Portfolio Activity for the Quarter:

	Pass-Through Portfolio	Structured Security Portfolio:			Total
		Interest Only Securities	Inverse Interest Only Securities	Sub-total

Market Value - December 31, 2011	$73,064,201	$7,074,214	11,003,838	18,078,053	$91,142,254
Securities Purchased	$45,066,805	-	894,548	894,548	45,961,353
Securities Sold	$(8,412,877)	-	(1,782,911)	(1,782,911)	(10,195,788)
Gain/Loss on Sale	$3,029	-	(30,690)	(30,690)	(27,661)
Return of Investment	n/a	(948,543)	(1,224,671)	(2,173,214)	(2,173,214)
Pay-downs	$(2,831,212)	n/a	n/a	n/a	(2,831,212)
Premium Lost Due to Pay-downs	$(178,748)	n/a	n/a	n/a	(178,748)
Mark to Market	$276,737	(111,857)	(255,422)	(367,279)	(90,542)
Market Value - March 31, 2012	$106,987,935	6,013,744	8,604,763	14,618,507	121,606,442

Returns on Invested Capital:

	Pass-Through Portfolio	Structured Security Portfolio:			Total
		Interest Only Securities	Inverse Interest Only Securities	Sub-total

Capital Allocation - December 31, 2011*	$8,150,530	7,074,214	11,003,838	18,078,052	26,228,582
Market Value at December 31, 2011	$73,064,201	$7,074,214	11,003,838	18,078,052	$91,142,253
Repurchase Agreement Obligations	$69,528,000	-	-	-	69,528,000
Returns for the Quarter:
Income (net of repo cost)	$701,019	14,416	450,071	464,487	1,165,506
Realized and unrealized gains & losses	$101,018	(111,857)	(286,112)	(397,969)	(296,951)
Hedge gains/(losses)**	$(100,125)	-	-	-	(100,125)
	$701,912	(97,441)	163,959	66,518	768,430

Return on Invested Capital for the Quarter (Not annualized)	8.6%	-1.4%	1.5%	0.4%	2.9%

* Capital Allocation defined as the sum of the market value of securities held, less associated repo, plus cash and cash equivalents, restricted cash (associated with repo only) and unencumbered securities. (Capital allocated to non-portfolio assets not included)
 Restricted Cash: At December 31, 2011 included $103,456 related to trust preferred debt funding hedges.
** Excludes losses of $62,203 associated with trust preferred debt funding hedges.

Three month constant prepayment rates (CPR) on the two MBS sub-portfolios were as follows:

		Structured
	PT MBS	MBS	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio
March 31, 2012	6.5	28.9	23.0
December 31, 2011	14.1	33.7	31.1
September 30, 2011	13.4	22.8	20.9
June 30, 2011	11.8	13.0	12.7
March 31, 2011	12.0	19.1	17.2
December 31, 2010	11.7	34.5	28.3
September 30, 2010	17.2	35.0	30.6
June 30, 2010	27.8	44.9	42.1
March 31, 2010	9.2	33.3	28.8

Highlights of the Total MBS Portfolio at March 31, 2012:

As of March 31, 2012, Bimini Capital’s MBS portfolio consisted of $121.6 million of agency or government MBS at fair value.  This portfolio had a weighted average coupon of 3.94% and a net weighted average repurchase agreement borrowing cost of 0.34%. The following tables summarize Bimini Capital’s agency and government mortgage related securities as of March 31, 2012, and December 31, 2011:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2012
Adjustable Rate MBS	$10,789	8.9%	3.61%	247	1-Jan-41	8.09	11.11%	2.00%
Fixed Rate MBS	35,176	28.9%	4.91%	215	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	61,022	50.2%	3.10%	357	1-Mar-42	98.95	8.18%	1.97%
Total Mortgage-backed Pass-through	106,987	88.0%	3.75%	299	1-Mar-42	85.3	8.62%	1.97%
Structured MBS	14,619	12.0%	5.40%	304	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$121,606	100.0%	3.94%	299	1-Mar-42	NA	NA	NA
December 31, 2011
Adjustable Rate MBS	$12,181	13.4%	2.89%	233	1-Jan-41	4.36	11.07%	2.00%
Fixed Rate MBS	35,417	38.9%	4.84%	178	1-Nov-40	NA	NA	NA
Hybrid Adjustable Rate MBS	25,466	27.9%	3.57%	354	1-Dec-41	95.21	8.83%	2.00%
Total Mortgage-backed Pass-through	73,064	80.2%	4.07%	249	1-Dec-41	65.82	9.55%	2.00%
Structured MBS	18,078	19.8%	5.61%	300	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$91,142	100.0%	4.37%	259	1-Dec-41	NA	NA	NA

(in thousands)
	March 31, 2012		December 31, 2011
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$97,345	80.05%	$58,628	64.33%
Freddie Mac	17,813	14.65%	27,267	29.92%
Ginnie Mae	6,448	5.30%	5,247	5.76%
Total Portfolio	$121,606	100.00%	$91,142	100.0%

Entire Portfolio	March 31, 2012	December 31, 2011
Weighted Average Pass Through Purchase Price	$104.88	$104.43
Weighted Average Structured Purchase Price	$6.15	$6.13
Weighted Average Pass Through Current Price	$105.84	$106.13
Weighted Average Structured Current Price	$6.25	$6.50
Effective Duration (1)	(0.517)	(3.492)

(1) Effective duration of (0.517) indicates that an interest rate increase of 1.0% would be expected to cause a 0.517% increase in the value of the MBS in the Company’s investment portfolio at March 31, 2012.  An effective duration of (3.492) indicates that an interest rate increase of 1.0% would be expected to cause a 3.492% increase in the value of the MBS in the Company’s investment portfolio at December 31, 2011. These figures include the structured securities in the portfolio.

Recent Developments – HARP (Home Affordable Refinancing Program)

Last fall the Federal Housing Finance Agency (FHFA), Fannie Mae and Freddie Mac announced changes to the Home Affordable Refinancing Program (HARP) which became effective on December 1, 2011.  The changes to the program were designed to increase the number of loans currently eligible to be refinanced under existing guidelines and extend the term of the program through the end of 2013.  The changes to the original HARP program are expected to increase refinancing activity of eligible loans – predominantly fixed rate mortgages with higher coupons (ranging from 5.5% to 6.5%) originated between 2006 and 2008.  Only loans originated before May 31, 2009 are eligible for refinancing under HARP.  Management is unable to predict the impact, if any, that the new HARP program terms will have on the Company’s portfolio and results of operations.

The table below provides details of the securities in our two portfolios that are eligible to be refinanced under the new HARP guidelines:

($ in thousands)

	Market Value of Securities (by Portfolio) where Underlying Loans were Issued Prior to May 31, 2009						Total Securities in Portfolio
	Underlying Current Gross WAC (Borrower Mortgage Rate)
	Less Than 4.00%	4.0% - 4.99%	5.0% - 5.99%	6.0% - 6.99%	Greater Than 7.0%	Total
Pass-through portfolio	$6,667	-	4,122	5,028	-	15,817	106,988
Structured security portfolio	$161	496	1,281	5,447	-	7,385	14,619
Total	$6,828	496	5,403	10,475	-	23,203	121,606

	Percent of Securities (by Portfolio) where Underlying Loans were Issued Prior to May 31, 2009
	Underlying Current Gross WAC (Borrower Mortgage Rate)
	Less Than 4.00%	4.0% - 4.99%	5.0% - 5.99%	6.0% - 6.99%	Greater Than 7.0%	Total
Pass-through portfolio	6%	0%	4%	5%	0%	15%
Structured security portfolio	1%	3%	9%	37%	0%	51%
Total	6%	0%	4%	9%	0%	19%

Dividends

During the three months ended March 31, 2012, the Company made no dividend distributions and reported a net income of $0.08 per share.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on the Company’s results of operations, financial conditions, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant; therefore, distributions may be reduced or eliminated at any time.  In August 2011, the Company announced that, based on results of operations through June 30, 2011, it would suspend its quarterly dividend until at least early 2012.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, the Company is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income/(loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. The Company's REIT taxable income/(loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, the Company is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of the Company's REIT taxable income. Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company's dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income after deducting qualifying dividends and the application of NOL’s (in that order), a REIT may avoid excise taxes solely by application of available NOL’s without paying qualifying dividends to stockholders.  Because Bimini Capital had a $10.7 million NOL’s as of December 31, 2011, in the future it could avoid excise taxes by applying such NOL’s against REIT taxable income without making any distributions to stockholders.  Further, the REIT could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders may be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2012, was $0.61. Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2012, the Company's consolidated stockholders' equity was $6.3 million with 10,237,524 Class A Common shares outstanding. At March 31, 2012, the Company had $5.2 million in cash and cash equivalents.

Management Commentary

Commenting on the Company's first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The market has once again appeared to change direction – albeit only slightly – since in mid-March.  While the US economy was showing signs of returning to sustainable growth during the first quarter, this is not necessarily the case as we move into the second quarter.  Probably as a result of well above normal temperatures in most of the country, economic activity, especially with respect to employment, appeared to be on a solid trajectory through  the winter months. As we have moved into spring, the data has softened and difficulties in Europe are on the rise, especially with respect to Spain and Italy.  As a result, interest rates have receded from the levels in late March and we appear firmly back in the range we established last August.  While the MBS market continues to apprehensively await further news from Washington regarding additional efforts to stimulate additional refinancing activity, and the effects of HARP II are emerging, prepayment speeds otherwise have moderated.  This would appear to demonstrate some burnout on the part of borrowers exposed to these levels of rates for such an extended period.  With respect to the portfolio, we have increased our allocation to newer origination PT’s while letting the structured portfolio to run off somewhat.  We expect to re-deploy pay-downs in May back into structured securities; however,  speeds on both portfolios moderated in Q1, especially the PT MBS portfolio, although that reflects a change in the mix of assets as new origination pools were added, thus bringing down the average.”

Mr. Cauley continued, “Given the outlook for the economy and increasing prospects for a continuation, if not an increase in, efforts by the Federal Reserve to stimulate the economy, we expect conditions in the MBS market to continue as is.  By this we mean the government may intercede in an effort to jump start a recovery in the housing and broader economy.  Accordingly, we will continue to own sufficient quantities of structured MBS securities to protect the portfolio from an abrupt reversal in rates, while focusing the balance of the portfolio away from the more prepay sensitive securities.  This will also include securities that are likely to be affected by an expansion of existing HARP guidelines beyond those already announced.”

The Company has scheduled an online Web simulcast and conference call to discuss these announcements that will begin at 9:00 AM ET, Tuesday, May 8, 2012. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 48 hours. A link to these events will be available at the Company's website www.biminicapital.com. Those persons without Internet access may listen to the live call by dialing (888) 801-6498 or (913) 312-1299, confirmation code: 7780745.

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2012, and December 31, 2011, and the unaudited quarterly results of operations for the calendar quarters ended March 31, 2012, December 31, 2011, and March 31, 2011.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

3/31/2012	12/31/2011	% Change
ASSETS
Mortgage-backed securities	$121,606	$91,142	33.4%
Cash equivalents and restricted cash	6,386	4,718	35.4%
Accrued interest receivable	848	901	(5.88)%
Retained interests	3,961	3,495	13.3%
Other assets	8,682	8,997	(3.50)%
Total Assets	$141,483	$109,253	29.5%

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$101,730	$69,528	46.3%
Junior subordinated notes	26,804	26,804	-
Other liabilities	6,679	7,555	(11.59)%
Total Liabilities	135,213	103,887	30.2%
Stockholders' Equity	6,270	5,367	16.8%
Total Liabilities and Stockholders' Equity	$141,483	$109,254	29.5%
Class A Common Shares outstanding	10,237,524	10,086,854
Book value per share	$0.61	$0.53
BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

For the calendar quarter ended
3/31/2012	12/31/2011	% Change	3/31/2011	% Change
Interest income	$1,238	$1,040	19.0%	$1,610	(23.0)%
Interest expense	(73)	(59)	23.7%	(87)	(16.1)%
Net interest income, before interest on junior subordinated notes	1,165	981	18.8%	1,523	(23.4)%
Interest expense on junior subordinated notes	(265)	(258)	2.7%	(250)	6.0%
Net interest income	900	723	24.5%	1,273	(29.3)%
(Losses) gains	(459)	(418)	9.8%	248	(285.1)%
Net portfolio income	441	305	44.6%	1,521	(71.0)%
Other (expense) income	1,694	(716)	(336.6)%	(82)	(2,165.9)%
Expenses	(1,296)	(1,996)	(35.1)%	(1,950)	(33.5)%
Net income	$839	$(2,407)	134.9%	$(511)	264.2%
Basic and Diluted Net income (loss) Per Share of:
CLASS A COMMON STOCK	$0.08	$(0.24)	$(0.05)
CLASS B COMMON STOCK	$0.08	$(0.24)	$(0.05)

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com